UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  May 24, 2007
(Date of earliest event reported)

DST SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-14036	43-1581814
(Commission File Number)	(I.R.S. Employer Identification No.)

333 West 11th Street, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

(816) 435-1000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

$200 million accounts receivable securitization program

On May 24, 2007, we entered into a $200 million accounts receivable securitization program with CIESCO, LLC, a third party multi-seller asset-backed commercial paper conduit administered by Citicorp North America, Inc. Under the terms of the securitization program, (a) DST will acquire accounts receivable originated by certain of its subsidiaries, including DST Output, DST Health Solutions and DST Technologies (the “Subsidiary Originators”), (b) DST will sell receivables originated by DST and receivables acquired from the Subsidiary Originators, on a revolving true sale basis, to a wholly-owned bankruptcy remote special purpose subsidiary of DST (the “SPE”), and (c) the SPE will sell undivided interests in receivables, on a revolving true sale basis, to the commercial paper conduit.  DST will retain servicing responsibility over the receivables.  The assets of the SPE are not available to satisfy the creditors of any other person, including DST or any of its subsidiaries or affiliates.

As part of the program, the SPE, the conduit and other parties will enter into a Receivables Purchase Agreement (the “Purchase Agreement”), pursuant to which (a) the SPE will sell undivided interests in receivables to the conduit from time to time, (b) DST will act as servicing agent for the receivables, and (c) an affiliate of Citicorp North America, Inc. will provide a liquidity facility to the conduit and commit to purchase undivided interests in receivables from the SPE if the conduit fails or refuses to do so.  The maximum amount advanced to the SPE at any one time under the program shall not exceed $200 million.  The receivables will be subject to customary criteria, limits and reserves.  Although the SPE will bear the risk of non-payment of the receivables, DST has agreed to indemnify the SPE, and the Subsidiary Originators have in turn agreed to indemnify DST, against certain events, including certain defaults under the program agreements.  Neither DST nor the SPE guarantees collectibility of the receivables or the creditworthiness of obligors.  The conduit’s purchase commitment will expire on May 22, 2008 (unless otherwise extended in accordance with the program agreements), subject to the conduit’s right to terminate the program upon certain events described in the Purchase Agreement.

We believe the sale of undivided interests in receivables by the SPE to the conduit will be eligible for sale accounting treatment in accordance with SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities.”  Under the terms of the Purchase Agreement, receivables sold to the conduit, up to advance amount which cannot exceed $200 million, will be removed from the balance sheet.  The SPE will continue to have an interest in the receivables sold to the conduit in excess of the advance amount, and such excess receivables will not be removed from the balance sheet.

We intend to use the net cash proceeds received from the sale of receivables to the conduit for general corporate purposes, including reducing borrowings under our revolving credit facility.

This summary does not purport to be complete, and is qualified in its entirety by reference to the Purchase Agreement, which will be filed as an exhibit to our quarterly report on Form 10-Q for the quarter ending June 30, 2007.

This report contains forward-looking statements with respect to the accounts receivable securitization program, its accounting treatment under generally accepted accounting principles in the Unites States of America, and other matters discussed herein.  Such information is based upon currently available information and DST’s views as of today, and actual actions, results or accounting treatments could differ.  There could be a number of factors affecting the securitization program or its financial statement impact, as well as factors affecting our future performance or results, including those described in DST’s latest annual report on Form 10-K or quarterly report on Form 10-Q filed with the Securities and Exchange Commission.  All such factors should be considered in evaluating any forward-looking statement.  We will not update any forward-looking statements in this report to reflect future events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 25th day of May, 2007.

DST SYSTEMS, INC.

By:	/s/ Randall D. Young
Randall D. Young Vice President, General Counsel and Secretary